FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 20, 1999


CORPORATE VISION, INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA
(State or other jurisdiction of incorporation)

0-18824
(Commission file number)

73-1380820
(IRS Employer Identification Number)


6130 South Memorial Drive  TULSA, OK  74133
(Address of principal executive offices)

(918) 307 2243
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)


Page 1 of 3



PART I

Item 2.  Acquisition or Disposition of Assets

On October 20, 1999, the Registrant completed the purchase of 04% of the common stock of Clickgarden.Com, a privately-held Delaware corporation, in exchange for 125,000 shares of unrestricted common stock of the Registrant. The transaction was accounted for by the Registrant as a purchase.

Clickgarden.Com,Inc is primarily an internet software development company, assists in Internet software development and the equipment associated with this type of software business.



At the time of filing of this Form 8-K, it was impracticable to provide the required audited financial statements of the acquired business.
The Registrant intends to file such audited financial statements as soon as practicable, but no later than 60 days after the date of this Report.

Page 2 of 3


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


CORPORATE VISION, INC.
(Registrant)

October 20, 1999
(Date)

/s/ Keith A. Anderson
- -------------------------------------
Keith A. Anderson President / CEO